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                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated November 1, 1999, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 99-6 (Registration Statement No. 333-88445), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
November 1, 1999